                                                                    EXHIBIT 99.1


            ILLINOIS SUPERCONDUCTOR REPORTS FIRST QUARTER RESULTS;
                      ANNOUNCES $10.35 MILLION FINANCING


Mount Prospect, IL (may 15, 1998) -- Illinois Superconductor Corporation
Nasdaq: ISCO), a leading supplier of very high performance filters for the wireless telephony industry, today reported financial results for the first quarter of 1998. In addition, the Company reported that it has consummated a $10.35 million fixed price convertible debt financing. The financing proceeds will be used for working capital and general corporate purposes.

Financial Results

     The Company reported increased net revenues of $697,169 during the first quarter of 1998, a 54.9% increase over the $450,000 posted in last years' quarter.

     Net loss for the quarter narrowed to $2.1 million, or $0.28 per basic and diluted share, compared with a net loss of $3.14 million or $0.62 per basic and diluted share in the first quarter of 1997.

     "We are pleased with the solid sales momentum and market penetration of our performance enhancing radio filter products, "said Edward W. Laves, president and chief executive officer. "We made notable progress adding two new customers during the quarter and are extremely pleased to have signed our first corporate purchase agreement with Bell Atlantic Mobile during the quarter. The revenue increase for the first quarter reflects that our products are gaining market acceptance due to their ability to both dramatically improve the quality of calls made on cellular networks and to reduce capital expenditures."

     "During the quarter we extended our technological lead with the introduction of new product lines and our firt PCS field trials, and also expanded our leadership team with new additions to our board of directors and management," Laves continued.



New Financing

     Under the terms of the financing announced today, Illinois Superconductor issued $10.35 million of four year term Senior Convertible Notes to a syndicate which includes Alexander Finance, LP, Elliott Associates, L.P., Spring Point Offshore Fund, Spring Point Partners, L.P., State Farm Mutual Automobile Insurance Company and Westgate International, L.P. The Notes, which carry a 2% coupon, are convertible into Illinois Superconductor Corporation Common Stock at $1.50 per share, with one-half convertible after 90 days and the remainder being convertible after 180 days.

     The Notes are callable at par by the Company after two years under certain conditions. In connection with the transaction, the investors may nominate two new members to the Company's board of directors. The investors were also issued three year warrants to purchase 4.14 million shares of the Company's common stock at an exercise price of $3.75 per share.

     Because the stated conversion price of the Notes is below the current trading price of the Company's common stock, and because the time required to obtain stockholder approval would seriously jeopardize Illinois Superconductor's continued financial viability, the Company has requested and received written authorization from the Nasdaq Stock Market to proceed with this financing without first receiving stockholder approval. Such an exception is permitted under NASD bylaws.

     Commenting on the financing, Laves said, "This financing provides us with the stability to further penetrate the cellular and PCS markets and provides the working capital needed to maintain the technological lead enjoyed by our SpectrumMaster(R), RangeMaster(R) and PowerMaster(TM) lines of wireless filter products. Obtaining financing was critical to the Company as sales of our products begin to accelerate. With financing in place, we can now concentrate our energies on attaining break-even and profitability."

     The securities issued have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

     Illinois Superconductor Corporation is a leader in the commercialization of high temperature superconducting technology for the wireless telephony industry. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about Illinois Superconductor is available on the Company's internet web site at http://www.ilsc.com

     Statements contained in this news release that are not historical facts are forward looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that a number of important factors could cause the Company's actual results for 1998 and beyond to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. These important factors and other factors which could affect the Company's results are detailed in the Company's filings with the Securities and Exchange Commission and are included herein by reference. The Company assumes no obligation to update the information in this press release.

                     ILLINOIS SUPERCONDUCTOR CORPORATION

                      CONDENSED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)


                                                                  Three Months Ended
                                                                       March 31,
                                                        ---------------------------------------
                                                             1998                     1997
                                                        --------------            -------------
Net revenues                                             $     697,169            $     450,000

Costs and expenses:
        Cost of revenues                                     1,045,197                1,175,757
        Research and development                               751,040                1,264,534
        Selling and marketing                                  367,754                  566,502
        General and administrative                             681,217                  658,559
                                                        --------------            -------------
Total costs and expenses                                     2,845,208                3,665,352
                                                        --------------            -------------
Operating income (loss)                                     (2,148,039)              (3,215,352)


Other income (expense):
        Investment income                                        7,382                   83,014
        Interest expense                                        (4,033)                  (6,428)
                                                        --------------            -------------
                                                                 3,349                   76,586
                                                        --------------            -------------
Net Loss                                                 $  (2,144,690)           $  (3,138,766)
                                                        ==============            =============

Preferred Stock dividends                                      (61,740)                       -
                                                        --------------            -------------
Net loss plus Preferred Stock dividends                  $  (2,206,430)           $  (3,138,766)
                                                        ==============            =============

Basic and diluted loss per common share                  $       (0.29)           $       (0.62)
                                                        ==============            =============
Weighted average number of common shares
outstanding                                                  7,714,379                5,023,510
                                                        ==============            =============